Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST Amendment

to

Loan and security agreement

This First Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 4th day of November, 2025, by and among NEUMORA THERAPEUTICS, INC., a Delaware corporation, and each other Person party to the Loan Agreement (as defined below) as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

Recitals

A. The Secured Parties and Borrower have entered into that certain Loan and Security Agreement dated as of May 9, 2025 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Administrative Agent and the Lenders amend the Loan Agreement to (i) modify a financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D. Administrative Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Term Loans. Notwithstanding the terms of Section 2.2(a) of the Loan Agreement, on the First Amendment Closing Date, Borrower shall request and the Lenders shall fund, severally and not jointly, (a) a First Tranche Term Loan in an amount equal to Twenty Million Dollars ($20,000,000.00) and (b) a Fourth Tranche Term Loan in an amount equal to Twenty Million Dollars ($20,000,000.00).
3.
Amendments to Loan Agreement.
3.1
Section 2.2(e)(i) (Conversion Election). Section 2.2(e)(i) of the Loan Agreement is amended in its entirety and replaced with the following:

“ (i) Conversion Election. Lenders may jointly elect at any time and from time to time after the Closing Date prior to the payment in full of the Loans to convert a portion of the principal amount of the Loans then outstanding, not to exceed, in the aggregate, the Available Original Conversion Amount and the Available Restatement Conversion Amount, into securities of the Class (“Conversion Shares”) at the Applicable Conversion Price pursuant to a Conversion Election Notice, to be delivered at the direction of Lenders by the Administrative Agent to Borrower Representative (any such conversion, a “Lender Conversion”). A Conversion Election Notice, once delivered, shall be irrevocable unless otherwise agreed in writing by Borrower Representative and subject to subsection (ii) below, provided that, to the extent the Class is Common Stock and the transfer agent for the Common Stock is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program and provided that the applicable Designated Holder is eligible to receive Conversion Shares through DTC and the restrictive legend has been removed from such Conversion Shares in accordance with Section 2.2(e)(x), credit such aggregate number of Conversion Shares to which the Designated Holder shall be entitled to the Designated Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system. On the [***] after a Conversion Election Notice has been duly delivered in accordance with the foregoing, Borrower Representative shall credit to each Designated Holder a number of Conversion Shares equal to (x) the Conversion Amount indicated in the applicable Conversion Election Notice divided by (y) the Applicable Conversion Price; provided, that to the extent Loans are to be converted into Next Qualified Financing Securities that are Convertible Securities, such Loans shall convert into (and Borrower Representative shall credit each Designated Holder with) Convertible Securities having a face or purchase amount equal to the portion of the Conversion Amount being converted into such Convertible Securities.”

3.2
Section 6.10 (Financial Covenants). Section 6.10 of the Loan Agreement is amended in its entirety and replaced with the following:

“ 6.10 Financial Covenants.

(a) Minimum RML.

(i) Subject to the terms of Section 6.10(a)(ii), maintain at all times commencing as of January 1, 2026 through and including the earliest of (x) if the 2025 [***] Milestone has been achieved, July 1, 2026, (y) September 30, 2026 and (z) achievement of the Second Tranche Milestone, Liquidity in an amount of at least the Minimum RML Amount; provided that, if one or more events occur prior to September 30, 2026 that make it clear the Tranche B Clinical Milestone cannot be achieved, in Administrative Agent’s reasonable discretion, then starting on such date Borrower to maintain at all times Liquidity in an amount of at least (i) if Borrower’s Market Capitalization is less than or equal to [***], one hundred five percent (105.0%) of total senior debt Obligations outstanding owed to the Lenders and (ii) if Borrower’s Market Capitalization exceeds [***], fifty percent (50.0%) of total senior debt Obligations outstanding owed to the Lenders.

(ii) Notwithstanding the foregoing, if the 2025 [***] Milestone is achieved on or prior to [***], then commencing as of [***] and at all times thereafter, Section 6.10(a)(i) shall not apply and Borrower shall maintain Liquidity in an amount of at least (i) if Borrower’s Market Capitalization is less than [***], [***] of total senior debt Obligations outstanding owed to the Lenders and (ii) if Borrower’s Market Capitalization is equal to or exceeds [***], but is less than [***], [***] of total senior debt Obligations outstanding owed to the Lenders; provided, that, compliance with the foregoing covenant shall be waived at times during which Borrower’s Market Capitalization is equal to or exceeds [***].

(b) Minimum Cash.

(i) If the 2025 [***] Milestone has not been achieved:

(A) If the Second Tranche Milestone has been achieved on or prior to September 30, 2026, maintain at all times commencing as of the date the Second Tranche Milestone is achieved, Liquidity in an amount of at least fifty percent (50.0%) of total senior debt Obligations outstanding owed to the Lenders.

Notwithstanding the foregoing, compliance with the foregoing covenant shall be waived for any period during which Borrower’s Market Capitalization exceeds [***].

(B) If the Tranche B Clinical Milestone has not been achieved on or prior to September 30, 2026, maintain at all times commencing as of October 1, 2026, Liquidity in an amount of at least (i) if Borrower’s Market Capitalization is less than or equal to [***], one hundred five percent (105.0%) of total senior debt Obligations outstanding owed to the Lenders and (ii) if Borrower’s Market Capitalization exceeds [***], fifty percent (50.0%) of total senior debt Obligations outstanding owed to the Lenders.

(ii) If the 2025 [***] Milestone is achieved on or prior to [***], then commencing as of [***] and at all times thereafter, Borrower shall maintain Liquidity in an amount of at least (i) if Borrower’s Market Capitalization is less than [***], [***] of total senior debt Obligations outstanding owed to the Lenders and (ii) if Borrower’s Market Capitalization is equal to or exceeds [***], but is less than [***], [***] of total senior debt Obligations outstanding owed to the Lenders; provided, that, compliance with the foregoing covenant shall be waived at times during which Borrower’s Market Capitalization is equal to or exceeds [***].”

3.3
Exhibit A (Definitions). Clause (b)(iii) of the definition of “Permitted Transfers” is amended in its entirety and replaced with the following:

“ (iii) [***].”

3.4
Exhibit A (Definitions). The following terms and their respective definitions set forth on Exhibit A to the Loan Agreement are amended in their entirety and replaced with the following:

“ “Class” means, at the election of the Lenders in their sole discretion, (i) Common Stock, or (ii) the Next Qualified Financing Securities. For the avoidance of doubt, the Lenders may choose separate Classes for different Conversion Amounts or portions thereof.”

“ “Consolidated Change in Cash and Cash Equivalents” means (expressed as a positive number), for any period, an amount equal to (i) the sum of Loan Party’s and each of its Subsidiaries’ unrestricted cash and Cash Equivalents as of the last day of such period, less (ii) the sum of Loan Party’s and each of its Subsidiaries’ unrestricted cash and Cash Equivalents as of the first day of such period, less (iii) any net cash proceeds received by Borrower from the issuance of Equity Interests or Indebtedness or other financing activities, one-time grants, sales of assets outside of the Ordinary Course of Business, or business development (including, without limitation, upfront or milestone payments) received during such period.”

“ “Conversion Amount” means, with respect to any conversion of Loans pursuant to Section 2.2(e), the amount of the Available Original Conversion Amount or the Available Amendment Conversion Amount being converted, as indicated in the Conversion Election Notice for such conversion.”

3.5
Exhibit A (Definitions). The following term and its definition set forth on Exhibit A to the Loan Agreement is deleted in its entirety:

“Conversion Price” means (a) to the extent the Class is Common Stock, $0.8774, or (b) to the extent the Class is Next Qualified Financing Securities, the lowest effective price per share or other security for which Next Qualified Financing Securities are sold and issued by Borrower Representative in the Next Round; provided, that to the extent the Next Qualified Financing Securities consist of Convertible Securities, the Conversion Price therefor shall equal $1.00 for each $1.00 of notional principal represented by such Convertible Securities; provided, further, that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the outstanding shares of the Class shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock Event”), the Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of the Class issued and outstanding as a result of such Stock Event.

3.6
Exhibit A (Definitions). The following new terms and their respective definitions are hereby inserted to appear alphabetically on Exhibit A to the Loan Agreement:

“ “2025 [***] Milestone” means [***]”

“ “Applicable Conversion Price” means: (i) to the extent the Class is Common Stock and with respect to any conversion of the Available Original Conversion Amount of Loans, $0.8774, (ii) to the extent the Class is Common Stock and with respect to any conversion of the Available Amendment Conversion Amount of Loans, $2.3906, or (iii) to the extent the Class is Next Qualified Financing Securities (including, but not limited to, Common Stock), the lowest effective price per share or other security for which Next Qualified Financing Securities are sold and issued by Borrower Representative in the Next Round; provided, that to the extent the Next Qualified Financing Securities consist of Convertible Securities, the Applicable Conversion Price therefor shall equal $1.00 for each $1.00 of notional principal represented by such Convertible Securities; provided, further, that in the event that on or after the Closing Date, a stock split, stock combination, reclassification, payment of stock dividend, recapitalization or other similar transaction of such character that the outstanding shares of the Class shall be changed into or become exchangeable for a larger or small number of shares is consummated (each, a “Stock

Event”), the Applicable Conversion Price shall be proportionately increased or decreased as necessary to reflect the proportionate change in shares of the Class issued and outstanding as a result of such Stock Event; in either case subject to adjustment from time to time for stock splits, stock dividends or distributions, stock combinations, reclassifications, reorganizations, recapitalizations and/or other similar transactions occurring after the Closing Date (provided, for the avoidance of doubt, that any adjustment described in this sentence shall not be applied in a manner that is duplicative of any adjustment pursuant to Section 2.2(e)(iv)).”

“ “Available Amendment Conversion Amount” means, as of any date, an amount of Loans then outstanding equal to (i) $2,500,000, if prior to such date there shall have been no conversion of any Available Amendment Conversion Amount; or (ii) if prior to such date there shall have been at least one conversion of Available Amendment Conversion Amount, $2,500,000 minus the aggregate amount of all such prior conversions of Available Amendment Conversion Amount.”

“ “Available Original Conversion Amount” means, as of any date, an amount of Loans then outstanding equal to (i) $10,000,000, if prior to such date there shall have been no conversion of any Available Original Conversion Amount; or (ii) if prior to such date there shall have been at least one conversion of Available Original Conversion Amount, $10,000,000 minus the aggregate amount of all such prior conversions of Available Original Conversion Amount.”

“ “First Amendment Closing Date” is November 4, 2025.”

3.7
Exhibit D (Compliance Certificate). The Compliance Certificate appearing as Exhibit D to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate attached as Schedule I hereto.
3.8
Exhibit H (Conversion Election Notice). The Conversion Election Notice appearing as Exhibit H to the Loan Agreement is amended in its entirety and replaced with the Conversion Election Notice attached as Schedule II hereto.
4.
Limitation of Amendments.
4.1
The amendments set forth in Section 3, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which any Secured Party may now have or may have in the future under or in connection with any Loan Document.
4.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
5.
Representations and Warranties. To induce the Secured Parties to enter into this Amendment, each Borrower hereby represents and warrants to the Secured Parties as follows:
5.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
5.2
Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
5.3
The organizational documents of each Borrower delivered to Administrative Agent on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
5.4
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
5.5
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting such Borrower, (b) any material contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;
5.6
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and
5.7
This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

Release by Borrowers:

5.1 FOR GOOD AND VALUABLE CONSIDERATION, Borrowers hereby forever relieve, release, and discharge the Secured Parties and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2 In furtherance of this release, Borrowers expressly acknowledge and waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

5.3 By entering into this release, Borrowers recognize that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrowers hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrowers should subsequently discover that any fact that they relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrowers shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrowers acknowledge that they are not relying upon and have not relied upon any representation or statement made by any Secured Party with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.

5.4 This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrowers acknowledge that the release contained herein constitutes a material inducement to the Secured Parties to enter into this Amendment, and that the Secured Parties would not have done so but for the Secured Parties’ expectation that such release is valid and enforceable in all events.

5.5 Borrowers hereby represent and warrant to the Secured Parties, and the Secured Parties are relying thereon, as follows:

(a) Except as expressly stated in this Amendment, no Secured Party nor any agent, employee or representative of any Secured Party has made any statement or representation to Borrowers regarding any fact relied upon by Borrowers in entering into this Amendment.

(b) Borrowers have made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.

(c) The terms of this Amendment are contractual and not a mere recital.

(d) This Amendment has been carefully read by Borrowers, the contents hereof are known and understood by Borrowers, and this Amendment is signed freely, and without duress, by Borrowers.

(e) Borrowers represent and warrant that each of them is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrowers shall indemnify the Secured Parties, defend and hold each of them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

6.
Fees and Expenses. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders (i) a fully-earned non-refundable amendment fee in an amount equal to Seventy-Five Thousand Dollars ($75,000.00), (ii) fees due and payable in accordance with the Fee Letter, and (iii) the Secured Parties’ legal fees and expenses incurred in connection with this Amendment.

7.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.
8.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.
Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Administrative Agent of this Amendment by each party hereto.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER
NEUMORA THERAPEUTICS, INC. By: ____________________________ Name: Michael Milligan Title: Chief Financial Officer

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER
K2 HEALTHVENTURES LLC By: ____________________________ Name: Ben Bang Title: General Counsel
ADMINISTRATIVE AGENT
K2 HEALTHVENTURES LLC By: ____________________________ Name: Ben Bang Title: General Counsel

Schedule I

EXHIBIT D

COMPLIANCE CERTIFICATE

[***]

Schedule II

EXHIBIT h

CONVERSION ELECTION NOTICE

[***]

ACKNOWLEDGMENT

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